UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 3, 2020

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue		92123
San Diego, California		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Common Stock	CUB	New York Stock Exchange, Inc.
Title of each class	Trading symbol	Name of exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 3, 2020, pursuant to the terms and conditions of an Agreement and Plan of Merger entered into on December 18, 2019 (the “Merger Agreement”), Cubic Corporation, a Delaware corporation (“Cubic”), acquired Pixia Corp., a Delaware corporation (“Pixia”) through the merger (the “Merger”) of a wholly owned subsidiary of Cubic with and into Pixia, with Pixia surviving as a wholly owned subsidiary of Cubic. The Merger is the result of Cubic’s exercise of its option to purchase the balance of the issued and outstanding equity of Pixia pursuant to Cubic’s $50.0 million purchase of Pixia common stock (representing approximately 20% of the fully-diluted equity of Pixia) in July 2019

The aggregate cash purchase price paid to the equity holders of Pixia (other than Cubic) in connection with the merger was $200 million, subject to adjustments in respect of, among other things, cash and cash equivalents, net working capital and Pixia indebtedness as of the Merger closing.

Cubic financed the transaction from cash on hand and existing credit facilities.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which Cubic will file with the Securities and Exchange Commission as an exhibit to a forthcoming periodic financial report.

The representations and warranties of the parties contained in the Merger Agreement have been made solely for the benefit of the parties to whom such representations and warranties are made. In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made to the applicable party(ies) in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement will be filed only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Cubic, Pixia or their businesses. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of Cubic or Pixia. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Cubic and Pixia that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that Cubic has filed and may file with the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the closing of the Merger is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Forward-Looking Statements

Certain statements herein are “forward-looking statements”. Such forward-looking statements reflect Cubic’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including other factors which are set forth in Cubic’s most recent Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on November 20, 2019, and in all filings with the SEC made by Cubic subsequent to the filing of that Form 10-K. Cubic does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item are not included in this filing. The required financial statements will be filed not later than 71 calendar days after January 9, 2020, the date that this Current Report on Form 8-K was required to be filed.

(d) List of Exhibits:

99.1	Cubic Corporation Press Release dated January 6, 2020

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2020	CUBIC CORPORATION

	By:	/s/ Hilary Hageman
	Name:	Hilary Hagemen
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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